MALLINCKRODT INC.
                 MALLINCKRODT INCOME DEFERRAL PLAN
                 ---------------------------------

                              PREAMBLE
                              --------

     The purpose of this Mallinckrodt Income Deferral Plan (the "Plan") is to provide opportunities for a select group of management or highly compensated employees of Mallinckrodt Inc. (the "Company") and its Affiliates to defer, on a nontaxable basis, the receipt of income pursuant to Section 451 of the Internal Revenue Code. The Plan will be effective as of January 1, 2000 as noted below.

     The Company declares its intention is to create an unfunded Plan primarily for the purpose of providing a select group of management or highly compensated employees of the Company and of its affiliated organizations with deferred compensation in accordance with their individual elections. It is also the intention of the Company that the Plan be an "employee pension benefit plan" as defined in Section 3(2) of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and that the Plan be the type of plan described in Sections 201(2), 301(3) and 401(a)(1) of Title I of ERISA. The Committee, as defined herein, is the "named fiduciary" of the Plan for purposes of
Section 402(a)(2) of ERISA.

     Accordingly, the following Plan is adopted with respect to each such Compensation Deferral.

                              ARTICLE I
                             DEFINITIONS
                             -----------

     1.1 "ACCOUNT" means the bookkeeping device established on the books of account of the Company to be used to measure and determine the amounts accumulated by and to be paid to Participants and Inactive Participants under the Plan. Each Compensation Deferral elected and investment return, income gain or loss credited to the Participant's or Inactive Participant's Account thereon shall be credited to a separate Subaccount within Participant's Account. Separate Subaccounts shall be created in each Participant's Account based upon the dates or events upon which Compensation Deferrals and investment returns thereon will be paid. Amounts deferred to common payment dates or events will be combined into a single Subaccount. All investment return, income gain or loss associated with a Compensation Deferral which is credited to a particular Subaccount shall likewise be credited to such Subaccount.

     1.2 "AFFILIATE" means: (a) A corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (b) a trade or business (whether or not incorporated) under common control (within the meaning of
Section 414(c) of the Code) with the Company, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) that includes the Company, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or (d) any other entity that is required to be aggregated with the Company pursuant to Regulations promulgated under Section 414(o) of the Code.

     1.3 "BENEFICIARY" means the person who under the Plan becomes entitled to receive a Participant's or Inactive Participant's interest in the Plan in the event of a Participant's or Inactive Participant's death, or a successor Beneficiary (as designated in accordance with the provisions of Article VIII) who becomes entitled to receive a Participant's or Inactive Participant's interest in the event of a Participant's or Inactive Participant's death.

     1.4   "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

     1.5   (Not Used).

     1.6 "CODE" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

     1.7 "COMMITTEE" means the Mallinckrodt Inc. Employee Benefits Committee or such other group or committee which may be designated by the Board of Directors pursuant to Section 10.1.

     1.8 "COMMON STOCK" means the Common Stock of the Company and any of its successors.

     1.9 "COMPANY" means Mallinckrodt Inc. and its successors and assigns unless otherwise herein provided, or any Affiliate that, with the consent of the Company or its successors or assigns, assumes the Company's obligations hereunder.

     1.10 "COMPENSATION" means the present value in cash or Common Stock of any awards actually made and payable to a Participant pursuant to the Company's Management Incentive Compensation Plan, Executive Incentive Compensation Plan and such other incentive compensation plans as the Committee may designate from time to time. Provided, however, only awards under such plans which are made and payable in shares of Common Stock or which would be immediately payable in cash pursuant to the above discussed plans may be deferred hereunder.

     1.11 "COMPENSATION DEFERRALS" means amounts of Compensation whose receipt a Participant affirmatively elects to defer to a later date in accordance with the terms of this Plan. Each annual award under each incentive compensation plan described in Section 1.10 shall be a separate Compensation Deferral and may be subject to a separate deferral election under this Plan.

     1.12 "EARLY RETIREMENT AGE" means the first day of the first calendar month following the date on which a Participant or Inactive Participant attains age 55.

     1.13 "EFFECTIVE DATE" means the effective date of the Plan, which shall be January 1, 2000 and this Plan shall be effective only for deferrals of compensation awards made under the Plan as described in Section 1.10 for plan years beginning on or after January 1, 2000.

     1.14 "ELIGIBLE EMPLOYEE" means each Employee who is employed by the Company or an Affiliate and who is determined by the Company to be a member of a select group of management or highly compensated employees. Eligibility to participate in this Plan, however, shall be limited to Employees who are participants in the Company's Management Incentive Compensation Plan, Executive Incentive Compensation Plan and such other incentive compensation plans as the Committee may designate and who receive awards of Compensation under those plans. The Company or Plan Administrator shall notify all Employees who will be Eligible Employees and provide all information necessary to permit Plan participation.

     1.15 "EMPLOYEE" means an individual whose relationship with the Company or any of its Affiliates is, under common law, that of an employee. Any individual who has been engaged by the Company or an Affiliate to provide services as a NonEmployee Service Provider [(e.g., as a consultant, independent contractor, director, leased employee, (as defined in Code Section 414(2)), which status determination shall be made conclusively pursuant to written agreement or classification established by the Company or Affiliate], shall not be considered to be an Employee.

     1.16 "HYPOTHETICAL INVESTMENT FUND" or "INVESTMENT FUND" means an investment allocation and investment return measurement device created by the Committee to develop a hypothetical rate of investment return, income, gain or loss. The hypothetical investment performance of such fund will mirror the actual performance of an investment alternative, measurement, index or other standard of investment performance developed or selected by the Committee. To the extent Participants direct the investment of their Compensation Deferrals and Account balances into such Hypothetical Investment Fund, their Accounts will be credited with deemed investment return, income, gain or loss based upon the investment performance which the Committee determines has been recognized under the Hypothetical Investment Fund. These are hypothetical funds and do not represent actual investment of Compensation Deferrals or Plan Account balances or investment return, income, gain or loss which would result, or did result, from investment of Plan Account balances.

     1.17 "NORMAL RETIREMENT AGE" means the first day of the first calendar month following the date on which a Participant or Inactive Participant attains age 65.

     1.18 "PARTICIPANT" means an Eligible Employee who has satisfied the requirements set forth in Article II for participation in the Plan and who is then eligible to make Compensation Deferrals hereunder. Inactive Participant means any former Participant or Beneficiary who has an Account balance under the Plan. An individual shall cease to be a Participant and Inactive Participant upon complete distribution of the balance of his or her Plan Account.

     1.19 "PARTICIPANT ENROLLMENT AND/OR ELECTION FORM" means the form on which a Participant elects to defer Compensation hereunder and on which the Participant or an Inactive Participant makes certain other designations as required by the Plan Administrator.

     1.20 "PLAN" means this Mallinckrodt Income Deferral Plan as set forth in this document as the same may be amended, administered or interpreted from time to time.

     1.21 "PLAN ADMINISTRATOR" means the Plan Administrator appointed by the Committee pursuant to Section 10.2 or in the absence of such designation, the Committee and its delegates.

     1.22 "PLAN YEAR" means the twelve (12) month period ending on the 30th day of June of each year during which the Plan is in effect. The first Plan Year shall commence on the Effective Date and end on the 30th of June immediately following.

     1.23 "TRUST" means any trust fund which may be established under this Plan to hold Plan assets, although none is required to be established.

     1.24 "TRUSTEE" means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

     1.25 "VALUATION DATE" means the last day of each calendar month.

                              ARTICLE II
                    ELIGIBILITY AND PARTICIPATION
                    -----------------------------

     2.1    Eligibility for Participation.  Each Employee may
            -----------------------------
participate in the Plan as soon as practicable after the date on which the Employee meets the definition of Eligible Employee hereunder, is notified of his eligibility for participation and becomes eligible to defer receipt of Compensation under a plan described in Section 1.10.

     2.2    Application.  Participation in the Plan is voluntary.  In
            -----------
order to participate, an otherwise Eligible Employee must make written application and must complete such application process, including a Participant Enrollment and Election Form, as required by Section 3.1 and as prescribed by the Plan Administrator. The application process shall require an Eligible Employee to: (a) specify a rate or amount of Compensation Deferral, (b) authorize the Company to reduce and defer the Employee's Compensation by the amount of the Deferral, (c) specify the Employee's investment elections pursuant to Article V, (d) evidence the Employee's acceptance of and agreement with all Plan provisions, and (e) state the period for which Compensation Deferral will be made or when payment of Compensation that has been deferred will be made (as required by Article VI) and the manner of payment (as required by Article VII).

     2.3    Reemployment.  If a Participant whose employment with the
            ------------
Company and its Affiliates is terminated is subsequently reemployed, he or she shall become a Participant in accordance with the provisions of this Article when he or she again becomes an Eligible Employee.

     2.4    Change of Employment Category.  During any period in which
            -----------------------------
a Participant remains in the employ of the Company and its Affiliates, but ceases to be an Eligible Employee, he or she shall not be eligible to make further Compensation Deferrals hereunder, but shall become an Inactive Participant.

                              ARTICLE III
                       CONTRIBUTIONS AND CREDITS
                       -------------------------

     3.1    Participant Compensation Deferrals.  In accordance with
            ----------------------------------
rules established by the Committee and Plan Administrator, a Participant may elect to defer Compensation that is due to be earned and that would otherwise be paid or payable to the Participant. The Plan Administrator will establish, in its discretion, the increments in which Compensation Deferrals may be made, along with applicable minimum Compensation Deferral. The maximum amount of Compensation which a Participant may defer under the Plan shall be one hundred percent (100%) of any award(s) which a Participant receives under any of the incentive compensation programs of the Company, described in
Section 1.10.

     3.2    Election of Compensation Deferrals.  (a) Participants
            ----------------------------------
shall be entitled to make a separate Compensation Deferral election for each award of Compensation made for each year under each of the incentive plans described in Section 1.10, unless otherwise provided by such plan or the Committee. For each award of Compensation that a Participant elects to defer under this Plan, he or she shall complete a Participant Enrollment or Election Form electing the percentage or dollar amount of such Compensation award which the Participant elects to defer. All elections to defer Compensation must be made before such dates as established by the Plan Administrator and all Compensation Deferral elections must be completed prior to the date on which such Compensation award is finally established, due and payable under any plan described in Section 1.10 for which the Deferral election is being made. Compensation Deferral elections made for any award(s) under any such incentive plan shall not be effective for or carry over to later Plan Years or other awards except as specified in the actual election forms. Each Compensation Deferral election shall also provide the date or event upon which payment of the Compensation Deferral and accumulated investment return thereon will commence (as required by Article VI) and will select the manner in which each such Compensation Deferral and accumulated investment return thereon will be paid (as required by Article VII). All Compensation Deferral elections will be irrevocable once made, must be in writing and must be prepared pursuant to such rules and procedures as established by the Plan Administrator; however, Participants shall be permitted to change the manner in which Compensation Deferrals, and investment returns credited thereon to any Subaccount, are to be paid and may select a different distribution election form as specified in Section
7.1 with respect to the entire amount credited to any Subaccount in accordance with rules established by the Plan Administrator.

     (b) Compensation Deferrals shall be deducted by the Company from the Compensation of a deferring Participant and shall be credited to the Plan Account of that Participant.

     3.3    Merger of Prior Deferred Compensation Balances.  Plan
            ----------------------------------------------
Participants and Inactive Participants who prior to the Effective Date of this Plan had previously deferred receipt of compensation under Company incentive compensation plans and who still have accumulated, unpaid balances due and owing to them under those plans, shall be permitted to elect to have such unpaid balances transferred to this
Plan.   Elections to transfer balances to this Plan will be
irrevocable once made, must be in writing and will be permitted in accordance with such rules and procedures as established by the Plan
Administrator.   Any balances transferred to this Plan will be
governed, and may be managed by Participants and Inactive Participants, in all respects according to the terms of this Plan. In addition, Participants and Inactive Participants shall not be permitted to make any changes in the timing and payment of transferred balances except as provided in Section 7.1 regarding the manner of payment and Article VIII concerning beneficiary designation.

                              ARTICLE IV
                         ALLOCATION OF FUNDS
                         -------------------

     4.1    Compensation Deferral Accounts.  The Company shall
            ------------------------------
establish and maintain on its books of account for each Participant in the Plan a separate Plan Account. The balance to the credit of each Participant in their Plan Account shall be his or her entire entitlement and benefit under this Plan.

     4.2    Vesting of Account Balances.  Each Participant shall be
            ---------------------------
fully vested at all times in the entire balance to the Participant's credit in his or her Account and such Account balance shall be nonforfeitable and shall not be reduced except for distributions, withdrawals and investment performance or to properly correct any error or state any Plan transaction as determined appropriate by the Plan Administrator.

     4.3    Crediting of Account Balances.  The Account and
            -----------------------------
Subaccounts of each Participant shall be credited and debited at such times and in such manner as determined appropriate by the Plan Administrator and the Committee with amounts equal to: (a) the Participant's Compensation Deferrals, (b) any deemed investment return, income, gains or losses determined by the Administrator to be allocable to the Participant's prior Compensation Deferrals and Account balance, (c) distributions or withdrawals from the Participant's Account and (d) any other adjustments determined to be appropriate by the Administrator or the Committee.

     4.4    Investment Subaccounts.  Each Account shall, to the extent
            ----------------------
determined appropriate by the Plan Administrator, be comprised of one or more investment subaccounts to which all Compensation Deferrals under the Plan and deemed investment return income, gain or loss allocated thereon will be credited according to each Participant's deemed investment directions, or pursuant to any mandatory deemed investment directions made by the Committee. Investment Subaccounts shall be established based upon the dates and events on which Compensation deferrals and investment returns thereon are to be paid as described in Section 1.1. Deemed investment return income, gains or losses from the Hypothetical Investment Funds for which each investment subaccount is established will be credited or debited to that investment subaccount as described in Section 1.1.

     4.5    Investment Return and Subaccount Allocations.  The
            --------------------------------------------
Committee and Plan Administrator will have complete discretion to allocate any deemed investment return, income, gains or losses among Plan Accounts and subaccounts pursuant to such allocation rules or methods as the Committee and Administrator deem to be appropriate.

     4.6 Unless the context does not allow, all references to Participants in this Article shall also refer to Inactive
Participants.

                              ARTICLE V
       CREDITING OF DEEMED INVESTMENT RETURN ON COMPENSATION
               DEFERRALS AND COMMON STOCK DEFERRALS
       ------------------------------------------------------

     5.1    Investment Return.  The Company is not obligated in any
            -----------------
manner to actually invest Compensation Deferrals credited to Participant Accounts in any actual or separate investment or fund of any kind. To the extent Compensation Deferrals are invested in any investment or fund, the investment return, income, gain or loss from such investment shall be the property of the Company, or Trust if one is established under this Plan to hold its assets. The Committee shall determine in its discretion the amount, if any, of any investment return, income, gain or loss to be credited or debited to all Participant Accounts. The Committee may change, at any time, the manner and method in which future investment return, income, gain or loss, if any, may be credited to Participant Accounts.

     5.2    Investment Funds.  The Committee may, from time to time,
            ----------------
establish and maintain, or cause to be established and maintained, Hypothetical Investment Funds. Each such Hypothetical Investment Fund shall be deemed to carry a rate of investment return or produce income, gains or losses, as determined by the Committee consistent with Section 1.16.

     5.3    Hypothetical Investment Fund Directions of Participants.
            -------------------------------------------------------
To the extent the Committee creates Hypothetical Investment Funds, Participants may direct the Company and Administrator as to how the amounts credited to his or her Plan Account and Subaccounts shall be deemed to be invested in and allocated among such Hypothetical
Investment Funds.   Such directions shall be made at such times and
intervals and shall be subject to such operating rules and procedures as may be established from time to time by the Committee or the Plan Administrator. Such directions shall designate the percentage (in any whole percent multiples) that the Participant requests of each of the Participant's Subaccounts to be deemed invested in each such Hypothetical Investment Fund as may then be available and shall, unless otherwise provided by the Plan Administrator, be subject to the following rules:

     (a) A Participant may make a separate deemed investment election among Hypothetical Investment Funds for each of the Participant's Subaccounts.

     (b) Any initial or subsequent Hypothetical Investment Fund direction shall be provided on such form and in such manner as directed by the Administrator and shall be effective on the first day following the Valuation Date on or prior to which such directions are provided, subject to such procedures and practices adopted by the Administrator.

     (c) All Compensation Deferrals and accumulated investment return income, gain or loss thereon credited to a Participant's Subaccount shall be deemed to be invested in accordance with the then effective Hypothetical Investment Fund direction for that Subaccount. An election concerning Hypothetical Investment Fund directions shall continue indefinitely as provided in the Participant's most recent Participant Enrollment and Election Form or other form specified by the Administrator. As of the effective date of any new deemed Investment Fund direction, all of the Participant's Compensation Deferrals credited to the Participant's Account and particular Subaccount after that date shall be allocated among the designated Hypothetical Investment Funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective.

     (d) In accordance with uniform rules and practices developed by the Plan Administrator, Participants shall also be permitted to reallocate their existing Account and Subaccount balances among other Hypothetical Investment Funds to be deemed invested in those Funds in such percentages and as of such Valuation Dates as specified by the Plan Administrator.

     (e) If the Administrator receives an initial or revised deemed investment direction that it deems to be incomplete, unclear, or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) unless the Administrator provides for, and permits the application of, corrective action prior thereto.

     (f) If the Administrator possesses at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in such Hypothetical Investment Fund under the Plan as determined by the Administrator in its discretion.

     (g) Each Participant hereunder, as a condition to his or her participation, agrees to indemnify and hold harmless the Company, the Trustees, the Plan Administrator and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

     5.4    Common Stock Deferrals and Hypothetical Common Stock
            ----------------------------------------------------
Investment Fund.  If a Participant makes a Compensation Deferral under
---------------
an incentive compensation plan, as described in Section 1.10, which Compensation would otherwise have been paid in Common Stock, then the Compensation Deferral will be credited in shares of Common Stock to a Participant subaccount as described in Sections 1.1 and 5.3 and will be invested in the Hypothetical Common Stock Investment Fund. In addition, Participants may direct investment of Compensation Deferrals, which would otherwise be paid in cash, to the Hypothetical Common Stock Investment Fund, as well as any other portion of the Participant's Account balance. Such Fund and Compensation Deferrals deemed to be invested therein will be operated and accounted for in accordance with the following and such other rules as may be developed by the Plan Administrator:

     (a) For record-keeping purposes only, Participant Compensation Deferral subaccounts shall be maintained in numbers of hypothetical shares of Common Stock for Compensation Deferrals, or other Account balances, deemed invested in the Common Stock Investment Fund.

     (b) In determining the number of hypothetical shares of Common Stock to be credited to a Participant's Account for each Compensation Deferral which would otherwise have been paid in cash, as well as other Account balances directed to the Hypothetical Common Stock Fund, the number of shares will be determined by dividing the cash amount of the Compensation Deferral or value of other Account balances directed to such Fund, by the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the award date or, for transfers of all or a portion of an Account balance, on the Valuation Date on which a transfer of existing Account Balance to the Fund is deemed to have occurred. With respect to Participants who make Compensation Deferrals of awards which would otherwise have been paid in Common Stock, their Accounts will be credited with the number of shares granted in the award.

     (c) Any Compensation Deferrals made or Account balances deemed invested in the Hypothetical Common Stock Investment Fund will earn a credit on and as of the record date for payment of any dividends equivalent to any dividend which would have been payable with respect to the number of hypothetical shares of the Company's Common Stock which, as of the record date for the dividend, had been credited to the Participant as though such shares had actually been issued and outstanding ("Dividend Equivalent"). All such Dividend Equivalents will be credited to a Participant's Account in cash and will then be deemed to have been reinvested in Common Stock at the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the record date.

     (d) If a stock dividend, stock split, recapitalization, or other transaction results in a change in the number of outstanding shares of Common Stock of the Company, the Committee shall make such adjustment, if any, as may be equitable in the number of shares which are credited to a Participant's Account. The determination of the Committee on these matters shall be final and conclusive and binding on the Company and all Participants and Inactive Participants.

     (e) Account balances credited with shares of Common Stock under the Hypothetical Common Stock Investment Fund will be distributed in cash at the same time and in the same manner as would apply to distribution of Accounts under Article VII.

     5.5    Account Valuations.  Participant Accounts will be valued

            ------------------
by the Administrator as of each Valuation Date and the Administrator shall have the ability to designate interim valuation dates as it determines appropriate.

     5.6 Unless the context does not allow, all references to Participants in this Article V shall also refer to Inactive
Participants.


                              ARTICLE VI
              TIME FOR DISTRIBUTION OF ACCOUNT BALANCES
              -----------------------------------------

     6.1    Time for Distribution of Accounts.  At the time a
            ---------------------------------
Participant elects to make a Compensation Deferral under the Plan and in accordance with procedures prescribed by the Plan Administrator, the Participant shall elect, with respect to each Compensation Deferral and all investment return, income, gain or loss credited to Participant's Account thereon, the date on which payment of such Compensation Deferral and accumulated investment return thereon shall commence as well as the manner and method of distribution of such amounts. Each Participant must elect to have payment of each such Compensation Deferral, and associated accumulated investment return, income, gain or loss thereon, commence upon any one of the following events: (a) the Participant's attaining Normal Retirement Age, (b) the Participant's attaining an Early Retirement Age, (c) the Participant's termination of employment with the Company and all of its Affiliates, or (d) following expiration of a fixed term of years after the Plan Year for which a Compensation Deferral is elected. Such elections shall, once made, be irrevocable, and may not be altered; provided, however, that Participants and Inactive Participants shall be permitted to change the manner in which Compensation Deferrals and investment return credited thereon to any Subaccount are to be paid and may elect a different distribution election form as specified below with respect to the entire amount credited to any Subaccount.

     6.2    Death.  If a Participant or Inactive Participant dies
            -----
before payments from his or her Account commence, his or her Beneficiary will receive benefits in the form of payment that the Participant had elected, commencing as soon as practicable after the Participant's death. If no election was made for an Account or portions thereof, the Account will be distributed to the Participant's Beneficiary in a lump sum. If a Participant or Inactive Participant dies after payments for his Account have commenced, his Beneficiary will receive the unpaid balance of the Account in the same manner in which the Participant was receiving such amounts. A Participant or Inactive Participant may designate a separate Beneficiary for each separate Compensation Deferral made and associated investment return, income, gain or loss thereon. Following a Participant's or Inactive Participant's death, the Participant's Beneficiary may designate a successor Beneficiary to receive any remaining payments in the event of the Beneficiary's death before all payments are made.

     6.3    Disability.  Notwithstanding any distribution or deferral
            ----------
election otherwise made under this Plan, if the employment of a Participant or Inactive Participant with the Company and its Affiliates terminates because of disability (as defined in the Company's long term disability plan applicable to its salaried employees), the Participant's or Inactive Participant's Account balance shall be paid as soon as practicable immediately thereafter in a single sum.

                              ARTICLE VII
              MANNER OF DISTRIBUTION OF ACCOUNT BALANCES
              ------------------------------------------

     7.1    Methods of Distribution of Accounts.  At the time a
            -----------------------------------
Participant elects to make a Compensation Deferral under the Plan, the Participant shall elect, in accordance with uniform rules developed by the Plan Administrator, with respect to each Compensation Deferral and all investment return, income, gain or loss credited to Participant's Account thereon, the manner and method of distribution of such amounts. Participants and Inactive Participants shall be permitted to change the manner in which Compensation Deferrals and investment return credited thereon to any Subaccount are to be paid and may select a different distribution election form as specified below with respect to the entire amount credited to any Subaccount. A Participant must select one of the following forms for payment of each Compensation Deferral made under this Plan and the investment return, income, gain or loss credited thereon:

     (a)    A lump sum cash payment to be made not later than sixty
(60) days following the event or date giving rise to the right to receive a distribution, or

     (b) In a series of not less than five (5) nor more ten (10) annual installments to be made commencing not later than sixty (60) days following the event or date giving rise to the right to receive a distribution.

     7.2    Distribution in Cash.  All amounts paid under this Plan
            --------------------
with respect to all Account balances, regardless of the nature of the Hypothetical Investment Fund in which such balances were deemed to be invested, shall be payable in cash.

     7.3    Valuation of Distributions.  With respect to any Account
            --------------------------
balance and distribution to be paid under this Plan, the value of such distribution shall be determined as of the Valuation Date coinciding with or next following the event or date giving rise to the right to receive a distribution under the Plan has occurred and after all of the following also have occurred: (a) the Participant or Inactive Participant has provided the Plan Administrator such notice of the distribution, if any, as may be required, (b) the Participant has tendered such documents as prescribed by the Administrator, (c) the Plan Administrator has properly processed and approved the distribution and all necessary accounting and Account valuation activities have been performed.

                              ARTICLE VIII
                        BENEFICIARY DESIGNATION
                        -----------------------

     8.1    Beneficiary Designation.  Each Participant shall have the
            -----------------------
right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under the Plan shall be paid in the event of the Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Administrator and shall be effective only when filed with the Plan Administrator during the Participant's lifetime. Participants may, subject to Administrator consent, designate several Beneficiaries for each Compensation Deferral Subaccount and associated investment return, income, gain or loss credited thereto.

     8.2    Changing Beneficiary.  Any Beneficiary designation may be
            --------------------
changed by filing a new designation with the Plan Administrator. The filing of a new designation shall cancel all designations previously filed.

     8.3    Change in Marital Status.  If the Participant's marital
            ------------------------
status changes after the Participant has designated a Beneficiary, the prior designation shall be void if the former spouse was named as Beneficiary; however, the prior designation shall remain valid if a nonspouse beneficiary was named.

    8.4     No Beneficiary Designation.  If any Participant fails to
            --------------------------
designate a Beneficiary in the manner provided above, or if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

     (a)    the surviving spouse;

     (b)    the Participant's surviving children in equal shares; or

     (c)    the Participant's estate.

     A Beneficiary who is receiving benefits after a Participant's death may designate a successor Beneficiary to receive any remaining payments in the event of the Beneficiary's death before all payments are made. The provisions hereof relating to designation of a Beneficiary by the Participant shall apply in like manner to the designation of a successor Beneficiary by a Beneficiary.

     8.5 Unless the context does not allow, all references to Participant in this Article VIII shall also refer to Inactive
Participant unless otherwise noted.

                              ARTICLE IX
                 AMENDMENT AND TERMINATION OF THE PLAN
                 -------------------------------------

     9.1     Amendment.  The Company may amend the Plan in whole or in
             ---------
part at any time. The Company expressly reserves the right to amend the Plan to provide lower rates of investment return, income, gain or loss in the future than may be currently provided under the Plan. No amendment of the Plan, however, may reduce the Account balance of a Participant or Inactive Participant without the written consent of that Participant. The Company, however, may amend the Plan at any time to accelerate distribution of Account balances as it determines appropriate. The Plan may only be amended (or terminated as provided in Section 9.2 below) by written resolution of the Committee.

     9.2    Company's Right to Terminate.  The Company or Committee,
            ----------------------------
according to the process described above and below, may at any time partially or completely terminate the Plan.

     (a)    Partial Termination.  The Company may partially terminate
            -------------------
the Plan by not accepting any additional or ongoing deferral commitments. In the event of such a partial termination, the Plan shall continue to operate on the same terms and conditions and, unless the Company determines not to accept ongoing Compensation Deferral commitments, shall be effective with regard to Compensation Deferral commitments entered into prior to the effective date of such partial termination.

     (b)    Complete Termination.  The Committee may completely
            --------------------
terminate the Plan by resolution. In the event of complete termination, the Plan shall cease to operate, and the Company shall pay out to each Participant or Inactive Participant his remaining
Accounts in one lump sum payment as soon as practicable.

                              ARTICLE X
                            ADMINISTRATION
                            --------------

     10.1   The Committee.  (a) The Board of Directors shall appoint a
            -------------
Committee consisting of one or more members who shall be the Plan Administrator within the meaning of such term as used in ERISA and shall be responsible for the administration of the provisions of the Plan. In the absence of a contrary designation, the Committee shall be the Mallinckrodt Inc. Employee Benefits Committee. The Board of Directors shall have the right at any time, with or without cause, to remove any member of the Committee. A member of the Committee may resign and his resignation shall be effective upon delivery of the written resignation to the Board of Directors. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Board of Directors shall appoint a successor member. Any successor member of the Committee shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor.

     (b) Any member of the Committee may, but need not, be an employee, director, officer or shareholder of the Company and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that no member of the Committee who is a Participant shall take part in any matter involving solely his rights under the Plan.

     (c) The Committee may act at a meeting, or by writing without a meeting, by the vote or written consent of a majority of its members or by a vote of the majority of its members in attendance at any meeting. The Committee may only act in a meeting at which a quorum (i.e., at least fifty percent (50%)) of its members are in attendance. The Committee may select a chairman and shall keep the Company advised of the identity of the member holding such office. The Committee shall appoint one of its members to act as the Plan's agent of legal process. The Committee shall select a secretary, who need not be a member of the Committee, and shall keep the Company advised of the identity of the person holding such office. The secretary shall keep records of all meetings of the Committee and forward all necessary communications to the Company.

     (d) The Committee and its successors shall have the discretion, duty and authority to interpret and construe the Plan in all respects, including questions involving eligibility, the status and rights of Participants, Inactive Participants, distributees and other persons under the Plan, and the manner, time, and amount of payment of any distribution under the Plan. The Company shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

     (e) The Committee shall direct the Company to make payments of amounts to be distributed under the Plan.

     (f) The members of the Committee may allocate their responsibilities among themselves and may designate any person, partnership or corporation to carry out any of their responsibilities with respect to the administration of the Plan. Any such allocation or designation may be reduced to writing and such writing shall be kept with the records of the Plan.

     (g) The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and applicable portions of ERISA.

     (h) The Company hereby indemnifies the members of the Committee, the Plan Administrator, the Board of Directors and the officers of the Company and each of them from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful misconduct.

     (i) The Committee may employ such counsel (who may be of counsel for the Company) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

     (j) No member of the Committee shall receive any compensation or fee for his services, unless otherwise agreed between such member of the Committee and the Company, but the Company shall reimburse the Committee members for any necessary expenditures incurred in the discharge of their duties as Committee members.

     10.2   Plan Administrator.  (a) The Committee may appoint a Plan
            ------------------
Administrator who may but need not be a Participant, director, officer, or shareholder of the Company, and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that he shall not take any part in any action or matter involving solely his rights under the Plan. In the absence of a specific designation by the Committee of a Plan Administrator, the Committee shall be the Plan Administrator.

     (b) The Plan Administrator shall be responsible for the daily operation of the Plan within the policies, interpretations and rules made by the Committee and shall be delegated all of the Committee's duties and authority, consistent with Committee direction. The Plan Administrator shall also perform such ministerial and all other functions with respect to the Plan as the Committee shall from time to time designate. The Plan Administrator may employ such agents as it may require in carrying out its duties or exercising its powers as Plan Administrator and may delegate those duties to others as it determines appropriate.

     (c) The Plan Administrator shall be authorized to adopt such rules and procedures, consistent with the policies interpretation and rules made by the Committee, and to take all other actions necessary to operate the Plan and to carry out all duties necessary to do so.

     10.3   Claims Procedure.  If any Participant, Inactive
            ----------------
Participant or other person believes he is entitled to benefits in an amount greater than those which he is receiving or has received or has any other dispute with respect to the Plan, he may file a claim with the Plan Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Plan Administrator shall review the claim and, unless special circumstances require an extension of time, within 60 days after receipt of the claim, give written notice by mail to the claimant of his decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 30 days. The notice of the decision of the Plan Administrator with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan. If all or any portion of the claimant's claim has been denied by the Plan Administrator, the claimant may request a review by the Committee of the denial by filing with the Committee, within 60 days after notice of the denial has been received by the claimant, a written request for such review. The claimant may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same 60-day period. If a request is so filed, review of the denial shall be made by the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the Committee's final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days without agreement of claimant. The notice of the Committee's final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The Committee's decision shall be final and binding on all parties. The claim and appeal process outlined above shall be the exclusive process for resolution of claims under the Plan. If a Participant, Inactive Participant or claimant fails to use and exhaust such process as described, the claimant, Inactive Participant or Participant shall be barred from further contesting the matter and actions of the Plan Administrator.

     10.4   Small Benefits.  Notwithstanding any election made by a
            --------------
Participant, the Committee, in its sole discretion, may pay any Account balance whose value at the time payments are to commence is Five Thousand Dollars ($5,000) or less in the form of a lump sum payment to a Participant or Inactive Participant upon such terms and conditions as the Committee may determine.

     10.5   Unsecured General Creditor.  (a) The Company shall be
            --------------------------
responsible for payment of benefits under this Plan except as provided in (b) below. Participants, Inactive Participants, and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or its Affiliates, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, or the proceeds therefrom owned or which may be acquired by the Company or its Affiliates ("Policies"). Such Policies or other assets of the Company or its Affiliates shall not be required to be held under any trust for the benefit of Participants, Inactive Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company's and its Affiliates' assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

     (b) Notwithstanding the foregoing and in its discretion, the Company may establish one or more trusts, with such Trustees as the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but he assets thereof ultimately shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such Trust, the Company and Plan shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

     10.6   Nonassignability.  Neither a Participant nor any other
            ----------------
person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or Inactive Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency. Notwithstanding the foregoing, the balance to the credit of any Participant or Inactive Participant in this Plan may be attached by the Company to satisfy the debts of any Participant or Inactive Participant owed to the Company or any of its Affiliates.

     10.7   Not a Contract of Employment.  The terms and conditions of
            ----------------------------
the Plan shall not be deemed to constitute a contract of employment between the Company and any Participant or Inactive Participant, and neither a Participant, Inactive Participant nor any Beneficiary shall have any rights against the Company, Committee or the Plan Administrator or Committee except as may be specifically provided in the Plan. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

     10.8   Protective Provisions.  Participants and Inactive
            ---------------------
Participants shall cooperate with the Company by furnishing any and all information requested by the Company or Plan Administrator in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company or Plan Administrator.

     10.9   Withholding of Taxes.  To the extent required by the law
            --------------------
in effect at the time payments are made or made available by the Company, the Company shall withhold from the payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government. The Company may also withhold from payments to be made to any Beneficiary hereunder any amounts which the Company determines are reasonably necessary to pay any generation-skipping transfer tax which is or may become due.

     10.10  Payment to Guardian.  If a distribution is payable to a
            -------------------
minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Plan Administrator may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require proof of incompetency, minority, incapacity, or guardianship as it may deem appropriate prior to distribution.
Such distribution shall completely discharge the Plan and Company from all liability with respect to such benefit.

     10.11  Ineligible Participant.  Notwithstanding any other
            ----------------------
provisions of this Plan to the contrary, if any Participant or Inactive Participant is determined by the Committee not to be a "management or highly compensated employee" within the meaning of ERISA or regulations thereunder, such Participant or Inactive Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum payment equal to the vested portion of the amounts standing credited to his Accounts. Upon such payment, no survivor benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant.

     10.12  Governing Law.  The provisions of this Plan shall be
            -------------
construed and interpreted according to the laws of the State of Missouri, without reference to its conflict of laws principles, except to the extent preempted by ERISA.

     10.13  Recovery of Overpayments.  If a Participant or Inactive
            ------------------------
Participant receives a benefit payment which is determined by the Administrator to be erroneous or an overpayment, the Participant or Inactive Participant receiving the payment will be obligated to return the overpayment upon demand.

     10.14  Notice.  Any notice or filing required or permitted to be
            ------
given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by mail, to the Secretary of the Corporation. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     10.15  Successors.  The provisions of the Plan shall bind and
            ----------
inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.



     Executed this 8th day of December, 1999.
                  ----        --------------

                                MALLINCKRODT INC


                                By:/s/ Bruce K. Crockett
                                   ---------------------

                                Its: Vice President,
                                     Human Resources